Exhibit 10.7

TECHNO COMMERCIAL AGREEMENT

BETWEEN

TECH-START AUTOMATION CONSULTING (INDIA) PVT.LTD
Sri Sampada HiTech, Plot No. 2 & 4
Flat No. 302, Kavuri Hills,Madhapur
 HYDERABAD - 500 081 (India)

AND

CHEMICAL CONSTRUCTION INTERNATIONAL (P) LTD.
205 Kusal Bazar, 32-33, Nehru Place
 New Delhi - 110 019 (India)

for

BIOFUEL ADVANCE RESEARCH & DEVELOPMENT
250000 TPY (750 TPD) SOYA OIL BASED BIO DIESEL PRODUCTION PLANT

Dated: 14 August 2007

Table of Contents

PARTIES		3
RECITALS		3
1. definitions		4
1.1	Site	4
1.2	Plant	4
1.3	Basic Engineering	4
1.4	Contract coming in to Force	4
1.5	Site Project Manager	4
1.6	Consignee	4
2	Scope of Supply and Service	4
3	Payments	6
4	Inspection	6
5	CCI's Responsibilities	7
6	Performance Guarantees	8
7	BUYER"s Responsibilities	8
8	Warranty	9
9	Maintenance Contract	10
10	Transferability of the Contract	10
11	Penalty for Delay	10
12	Patent Indemnification	10
13	Force Majeure	10
14	arbitration	11
15	General Provisions	11
ANNEXURE - A		13
EQUIPMENT LIST		13
SECTION-1		15
PREPARATORY SECTION		15
SECTION-II		21
TRANSESTERIFICA HON SECTION		21
SECTION-III		32
PHARMA GLYCEROL SECTION.		32
SECTION-IV		37
BA TTERY LIMITS FOR THE BIO-DIESEL PLANT		37
ANNEXURE - B		38
ENGINEERING SERVICES		38
ANNEXURE - C		42
BUYER SCOPE OF SUPPLY		42
ANNEXURE-D		48
TECHNICAL PERFORMANCE GUARANTEE		48
Capacities		50
Product Qualities		51
Consumption of Utilities & Chemicals		52
ANNEXURE - E		53
FEEDSTOCK AND CHEMICAL SPECIFICATIONS		53
Soya Oil		54
Methanol		54
Phosphoric Acid 1700 Tech		54
Sodium Hydroxide Liquor 100 Tw (47%)		55
Activated Carbon		55
Hydrochloric Acid (HCI)		55
Sodium Methylene, 30% (BASF DEGUSSA)		55
ANNEXURE-F		56
SUPERVISORY SERVICES		56

Techno-Commercial Agreement 750 TPD Bio-Diesel Plant
Status: Confidential

AGREEMENT

This AGREEMENT is made and signed on this day 14 August, 2007 between:

PARTIES

M/s. CHEMICAL CONSTRUCTION INTERNATIONAL (P) LIMITED, a company incorporated under the companies act of 1956, having its registered office at 205, Kusal Bazar, 32-33, Nehru Place, New Delhi - 110 019, India, represented by Mr. O.P. Nambiar, Executive Director of M/s. CHEMICAL CONSTRUCTION INTERNATIONAL (P) LIMITED, which expression shall unless repugnant to the context, mean and include its successors and permitted assignees, herein after called as the CCI.

and

M/s. TECH-START AUTOMATION CONSULTING (INDIA) PVT.LTD a company incorporated under the companies act of 1956. having its Registered Office at Sri Sampada HiTech, Plot No. 2 & 4, Flat No. 302, Kavuri Hills, Madhapur, Hyderabad - 500 081, Andhra Pradesh, India represented by Mr. Kapil Bhargava, Director of M/s. TECH-START AUTOMATION CONSULTING (INDIA) PVT.LTD, which expression shall unless repugnant to the context, mean and include its successors and permitted assignees, here in after called as the BUYER.

Date  :  14 August 2007

RECITALS

A.
CCI is a Turnkey project engineering firm having technical collaboration with M/s. LURGI AG based at Lurgiallee 5, 60295 Frankfurt/M, Germany (referred to as LURGI) who have the experience and expertise in the design and construction of-

A complete 750 TPD (250,000 TPY) Soya Oil based commercial scale Bio-diesel production plant as per Annexure "A" enclosed herewith

B.	The BUYER desires to construct such plants for BIOFUEL ADVANCE RESEARCH & DEVELOPMENT to be located at Keystone Industrial Port Complex One Ben Fairless Drive Fairless Hills. PA 19030 USA

Techno-Commercial Agreement 750 TPD Bio-Diesel Plant
Status: Confidential

THEREFORE. THE PARTIES HERETO AGREE AS FOLLOWS:

1. Definitions

The following terms shall have the meaning indicated below unless contrary to the context.

1.1       Site

"Site" shall mean the proposed location for the construction of 750 TPD (250,000 TPY) Soya Oil based commercial scale Bio-diesel production plant to be supplied by CCI based on the Basic Engineering from LURGI for the BUYER pursuant to the terms of this Agreement.

1.2       Plant

"PLANT" shall mean certain plant and machinery specified herein in Annexure "A" with BASIC ENGINEERING by LURGI and manufactured and supplied by CCI to the BUYER for the production BIO-DIESEL and Pharma Grade GLYCERIN.

1.3       Basic Engineering

The designs, drawings and process write-up are given by LURGI AG to CCI for this specific project, based on which CCI shall undertake the manufacture and procurement of the hardware for the above plant.

1.4       Contract coming in to Force

Date of '"Contract coming into Force" will mean the date of receipt of first advance payment, as per Clause 3.4 (a) of this Agreement, to CCI by the BUYER.

1.5       Site Project Manager

Shall mean the person nominated by CCI from time to time for matters regarding various project site related activities under this contract.

1.6       Consignee

The name of the firm of the BUYER so designated

2. Scope of Supply and Service

2.1
CCI will supply the plant as per Annexure "A" and shall provide those additional engineering services set forth in Annexure "B" under the heading  "Engineering Services" with the intent and purpose of providing the BUYER with the complete Plant which shall be capable of meeting the Performance Guarantees specified on Annexure "D".

Techno-Commercial Agreement 750 TPD Bio-Diesel Plant
Status: Confidential

CCI also undertakes to supply those additional equipments not mentioned in Annexure "A", but within Battery Limits, but found necessary to ensure performance of the plants.

CCI & LURGI also reserves the right to supply modified designs of items to ensure efficient plant performance subject to no extra money.

2.2	CCIshall also perform the following additional services:

(a)	On site supervision of the assembly and construction of the Plant.

(b)	Consultation regarding the Plant by telephone, mail or facsimile transmission.

(c)	Pre-commissioning and testing of the Plant.

(d)	Successful Commissioning of the Plant.

(e)
Training of the BUYER's personnel in the operation and maintenance of the Plant during commissioning and startup of the plant and for a period of Thirty (30) days thereafter. This period can be extended on mutually agreed terms.

(f)	Any other services required and mentioned under this agreement.

(g)
Make available the presence of LURGI experts for any and all the above services whenever such need arises.

Such additional service shall be at the BUYER's expense, billed at the "per diem" rates, plus expenses, as set forth in Annexure - F.

2.3
CCI, through their Site Project Manager, shall supervise the actual erection and assembly of the plant through the BUYER's contractors and workmen hired at site on separately agreed terms. Such construction and assembly shall be in accordance with the instructions, drawings, and specifications of CCI & LURGI.

2.4
ThePlant shall be strictly as per the BASIC ENGINEERING designs from LURGI and manufactured and supplied by CCI to produce 750 TPD BIODIESEL using feed stock (Raw Material) of Extracted Soya Oil, and also perform the following:

(a) De-acidification drying the feed stock oil
(b) Trans-esterifying and esterifying of the feed stock
(c) Recovering and producing Pharma Grade Glycerol

The final produced product BIODIESEL shall be as per ASTM standards.

Techno-Commercial Agreement 750 TPD Bio-Diesel Plant
Status: Confidential

3. Payments

3.1
The Contract Price for the services and the Machinery and Equipment set forth in Annexure "A" is Rs. 54,94,40,000/- (Rupees Fifty Four Crores, Ninety Four Lacs, Forty Thousand only) or equivalent Euros €9,811,430/- (Euros Nine Million, Eight Hundred and Eleven Thousand, Four Hundred and Thirty only) excluding all taxes, (Not applicable in case of EOU). Transportation, freight and transit insurance are excluded in this price.

3.2	The Contract Price shall exclude all TECHNICAL KNOWHOW. BASIC, DETAILED ENGINEERING and technical services necessary for the design, manufacture, inspection, packing and forwarding.

3.3	The Contract Price excludes any and all taxes, duties.

3.4	The Contract Price shall be paid directly to CCI by the BUYER as follows:

a)	Thirty Five (35%) shall be paid as advance to bring this agreement in to force.

b)
Sixty Five (65%) shall be paid under a confirmed, irrevocable and divisible Letter of Credit opened in favor of CCI by the BUYER from a First Class Bank, allowing for partial shipments and confirmed for payment at CCFs Bankers in New Delhi, against the delivery documents consisting of B/L, invoices, certificate of origin, packing list of equipment. The Letter of Credit will be valid for Thirteen (13) months.

c)
Ten percent (10%) shall be provided as Bank Guarantee to the BUYER for the performance of the Plant for successful commissioning of the Plant as per Annexure "D". This Bank Guarantee shall be part of the documents of the last shipment for payment under the Letter of Credit.

4. Inspection

4.1
Whenany item of Machinery and Equipment is shipped to the BUYER's site. CCI shall notify the BUYER who shall arrange to inspect the item within Seven (7) days for compliance with the specifications listed on Annexure "A". In case the inspection is not taken up by the BUYER within this period, the inspection of such items shall be deemed to have been waived.

Techno-Commercial Agreement 750 TPD Bio-Diesel Plant
Status: Confidential

4.2	Certain special items being very large may be shipped in disassembled condition for assembly at the site in accordance with instructions to be furnished by CCI.

5. CCI's Responsibilities

5.1
Subject to the BUYER fulfilling each and every one of its obligations hereunder on a timely basis, CCI agrees that it shall hand over the Plant after successful trials and successful commissioning within Twelve (12) months from the date of this agreement coming in to force.

5.2
CCI shall commence deliveries to the BUYER, not later than Sixty (60) days after the date of this contract coming into force, Items 1 through 4 listed under ""Engineering Services" in Annexure ;'B". The plans and drawings for the construction of the plant shall be complete, adequate, legible and in English. All clarifications, if any, shall be available forthwith from the Site Project Manager for the understanding of the BUYER's contractors/ engineers.

5.3
CCI shall station its Project Manager at the site to supervise the entire Plant commissioning work including receiving, handling, unloading, and proper storage of the Machinery and Equipment until its installation and successful commissioning.

5.4	CCI shall provide a detailed packing list of the machinery and Equipment contained in each shipment for the purpose of allowing the BUYER to check each shipment upon arrival.

5.5
The BUYER*s Representatives shall have the right to visit the shops constructing and assembling the Machinery and Equipment, and to inspect the same from time to time. The BUYER shall be entitled to bring to the attention of CCI and LURGI any deviation observed from the prescribed specifications, flow charts, layout drawings, and other provisions of this Agreement and CCI shall rectify any such deviations or other defects at its own cost, within the schedule and terms of this Agreement.

5.6
CCI shall station an adequate number of competent engineers and supervisors at the plant for up to One (1) month after successful commercial commissioning in order to train the BUYER's staff for the takeover, working, and maintenance of the Plant. The supervisory services will be provided as per Annexure "F".

5.7
CCI shall notify the BUYER in writing at least Sixty (60) days in advance, specifying the date and time when CCI intends to carryout a trial run of the plant so as to enable the BUYER to arrange for the continuous supply of all feed stocks, operational staff, workmen, other facilities and input materials. Unless otherwise agreed by the parties, the trial shall begin at the time and date notified and the BUYER shall attend at such time.

Techno-Commercial Agreement 750 TPD Bio-Diesel Plant
Status: Confidential

5.8	If such trials are completed to the satisfaction of CCI, LURGI, and BUYER, the BUYER shall issue a certificate to such effect to CCI forthwith.

5.9	CCI shall, if required, assist the BUYER in recruiting competent staff and to train them for the Plant Operations.

6. Performance Guarantees

6.1	CCI on the basis of Lurgi's Basic Engineering and Process Technology hereby guarantees.

(a)	That all of the Machinery and Equipment shall be properly designed and constructed and shall meet the specifications set forth in Annexure "A".

(b)
That all of the Machinery and Equipment will be brand new, of first class material and workmanship designed to be operational under normal use.

Any part found to be defective within Twelve (12) months from the date of start up, or Eighteen (18) months from the date of supply, whichever is earlier, shall be replaced or satisfactorily repaired by CCI at free of charge.

(c)
That the Plant, when fully completed in accordance with the plans and drawings of CCI, shall be able to produce 750 TPD of BIO-DIESEL and perform in accordance with the Performance Guarantees set forth in Annexure "D" attached hereto subject to operation and maintenance as per CCI's Operation Manuals.

6.2
In the event the Plant does not meet the Performance Guarantee during trials set forth in Annexure "D", CCI shall, at its own expense, promptly make whatever modifications, improvements, or adjustments that are necessary in order to bring the plant up to the required Performance Guarantee levels.

6.3
CCI assures the BUYER that the unit will work on full capacity 250.000 tons per year, in case of any problem during the warrantee period CCI shall attend with in Seventy Two (72) hours and shall try to solve the same at the earliest.

Techno-Commercial Agreement 750 TPD Bio-Diesel Plant
Status: Confidential

7.  BUYER'S Responsibilities

7.1	The BUYER shall arrange the payments set forth in Clause 3.4 of this agreement.

7.2	The BUYER shall complete foundations and site preparation as per instructions of CCI to enable the installation and commissioning of the Plant.

7.3	The BUYER shall provide 300m3 of Raw water per day of zero commercial hardness to the points nominated by CCI at the Plant.

7.4
The BUYER shall make available all inputs as per Annexure "C" and "E" and personnel for start-up, trials and commissioning of the fully assembled plant on the pre-commissioning test dates specified by CCI.

7.5
The BUYER shall obtain permission and comply with all requirements of all governmental or regulatory bodies having jurisdiction over the Plant.

CCI will assist with all technical advisement and assistance to the BUYER to apply for all necessary clearances from the related regulatory authorities.

7.6	The BUYER shall be responsible for properly storing and securing all machinery and equipment at the site, in accordance with instructions provided by CCI.

7.7
The BUYER shall procure all feedstock materials of the required quality in the plant strictly in accordance with the requirements of CCI. The technical specifications for the feedstock are attached hereto as Annexure "E".

8. Warranty

8.1
CCI shall assign and deliver to the BUYER the originals of all warranties and guarantees of other manufacturers or subcontractors of material, machinery and equipment purchased from or constructed by third parties for delivery to the BUYER, but no such assignment shall release CCI from its duties hereunder.

8.2
For a period of Twelve (12) months from the date of start up or Eighteen (18) months from the date of supply, whichever is earlier, CCI shall remain responsible for the repair and replacement of the plant and any portions thereof as may be found to be defective or as may fail under proper use as per the instructions provided by CCI in the Operations Manual, whether arising from faulty design, materials, or workmanship. This excludes failure or defects due to improper use of the plant or any portions thereof.

Techno-Commercial Agreement 750 TPD Bio-Diesel Plant
Status: Confidential

9. Maintenance Contract

9.1
Afterthe guarantee period CCI agrees to undertake a Comprehensive Annual Maintenance Contract (CAMC) or Annual Maintenance Contract (AMC) for a yearly period on terms to be agreed upon if the BUYER so desires.

10. Transferability of the Contract

10.1	CCI shall not transfer or assign its rights and obligation arising out of or in relation to this agreement except with the written consent of the BUYER.

11. Penalty for Delay

11.1
Subject to the BUYER fulfilling each and every obligation under this Agreement, CCI will compensate the BUYER for delay in commercial startup of the Plant in the amount of one-half of one percent (0.5%) per week of the price of the plants so delayed up to a maximum of 5% of the price.

11.2
This compensation shall only apply if commissioning is late by a grace period of more than Thirty (30) calendar days from the date specified in clause 5.1. This provision is subject to adjustment on account of Force Majeure.

12. Patent Indemnification

CCI and LURGI shall indemnify the BUYER adequately against any claims arising out of infringement of any patent due to their designs and technology in manufacturing Bio Diesel by their process.

13. Force Majeure

In the event of any delay by either party hereunder caused by acts of government, the public enemy, floods, epidemics, war, acts of God, fires, civil commotion, strikes, lockouts, explosion, earthquakes, public disorders, sabotage and serious accidents and other acts beyond the control of, and not reasonably foreseeable by, or to be reasonably anticipated and prepared for by the parties, the time for completion of such party's duties shall be extended to the extent of the delay was caused by such incidents of force majeure. No change in the costs of materials or labour shall constitute a force majeure.

Techno-Commercial Agreement 750 TPD Bio-Diesel Plant
Status: Confidential

In the event of a force majeure occurrence, the party intending to claim the benefit thereof shall immediately notify the other of such occurrence and shall keep the other fully and currently informed of the status of such force majeure and of the termination thereof.

14. Arbitration

All disputes, differences, and disagreements arising out of the performance by either party of this Agreement shall be resolved, if possible, by an amicable agreement of the parties. In the event, however, the said parties cannot agree, such matters shall be referred to arbitration by Arbitrators, one by each of the signatories and an umpire chosen by them.

This agreement shall be in accordance with the Rules of Conciliation and Arbitration of the CURRENT Indian Arbitration Act, and governed by the laws of UNION OF INDIA.

15. General Provisions

Whenever any certificate, consent or concurrence is by the terms of this Agreement required to be given by any party, the same shall be given within Seven (7) days from the date so requested.

Any alterations, amendments, or changes to this Agreement or its schedules shall be valid only if agreed to by the parties in writing. This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof, and all previous representations, communications and agreements, whether oral or in writing, are incorporated herein.

Time is of the essence of this Agreement and each and every provision herein. Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other duty under this Agreement.

The language of the contract for all matters shall be English.

This contract consists of Fifty Seven (57) pages inclusive of Annexure "A" to "F"

Techno-Commercial Agreement 750 TPD Bio-Diesel Plant
Status: Confidential

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date set forth above.

TECH-START AUTOMATION CONSULTING (INDIA) PVT.LTD

Signature:	/S/
(AUTHORISED SIGNATORY)

Name:	KAPIL BHARGAVA

Date:	14.08.2007

CHEMICAL CONSTRUCTION INTERNATIONAL (P) LTD.

Signature:	/S/
(AUTHORISED SIGNATORY)

Name:	O.P. NAMBIAR

Date:	14.08.2007

BIOFUEL ADVANCED RESEARCH & DEVELOPMENT.

Signature:	/S/
(AUTHORISED SIGNATORY)

Name:	SURAJIET KHANNA

Date:	14 Aug. 2007

Techno-Commercial Agreement 750 TPD Bio-Diesel Plant
Status: Confidential

Assignment of Contract

FOR VALUE RECEIVED, Biofuel Advance Research & Development, LLC (BARD). ("Assignor") hereby assigns and otherwise transfers ("assigns") to Bard Holding, INC. ("Assignee") all rights, title and interest held by Assignor in and to the contract described as follows:

Contract dated August 14th, 2007, between Chemical Constructions International (P) Limited (CCI) & Tech Start Automation Consulting PVT. LTD and Biofuel Advance Research & Development, LLC. (BARD) and concerning for design, supply of equipment and construction of 750 TPD (250,000 TPY) Muti-feed stock base commercial scale Bio-diesel production plant.

Assignor warrants and represents that said contract is in full force and effect and is fully assignable. Assignor further warrants that it has the full right and authority to transfer said contract and that contract rights herein transferred are free of lien, encumbrance or adverse claim. Said contract has not been modified and remains on the terms contained therein.

Assignee hereby assumes and agrees to perform all remaining and obligations of Assignor under the contract and agrees to indemnify and hold Assignor harmless from any claim or demand resulting from non-performance by Assignee. Assignee shall be entitled to all monies remaining to be paid under the contract, which rights are also assigned hereunder.

This Assignment shall become effective as of the date last executed and shall be binding upon and inure to the benefit of the parties, their successors and assigns.

Dated:	12/01/2009	/s/
Surajit Khanna, Managing Mamber
Biofuel Advance Research & Development (BARD), LLC Assignor

Dated:	12/01/2009	/s/
Howard L. Bobb, President
Bard Holding, Inc. Assignee